Exhibit 10.2

REVOLVING CREDIT NOTE

$100,000,000	July 11, 2006
Boston, Massachusetts

FOR VALUE RECEIVED, Kronos Incorporated (the “Borrower”) promises to pay to Citizens Bank of Massachusetts (the “Lender”), or order, the principal sum of One Hundred Million Dollars ($100,000,000), or, if less, the aggregate unpaid principal amount of all loans made by the Lender to the Borrower pursuant to the Revolving Credit Agreement dated as of the date hereof (as amended and in effect from time to time, the “Credit Agreement”) between the Borrower and the Lender, on July 11, 2009, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Revolving Credit Note, an appropriate notation in any record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth in such record, including computer records, maintained by the Lender with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount in any such record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Revolving Credit Note when due.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Resolving Credit Note on the terms and conditions specified in the Credit Agreement.

If any one or more Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower will pay on demand all attorneys’ reasonable fees and out-of-pocket expenses incurred by the Lender in the administration of all liabilities and obligations of the Borrower to the Lender, including, without limitation, costs and expenses associated with travel on behalf of the Lender. The Borrower will also pay on demand, without limitation, all attorneys’ reasonable fees, out-of-pocket expenses incurred by the Lender’s attorneys and all costs incurred by the Lender, including, without limitation costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to the protection or enforcement of any of the Lender’s rights against the Borrower or any such endorser or guarantor to the Lender (whether or not suit is instituted by or against the Lender).

No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

Except as required by law or as otherwise provided in the Credit Agreement or any other Loan Document, the Borrower and each endorser and guarantor of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and also waive any delay on the part of the Lender. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted the Borrower or any such endorser or guarantor by the Lender with respect to this Note and/or any collateral given to secure this Note and/or any other liability of the Borrower or such endorser or guarantor to the Lender, and no such discharge or release of any other party primarily or secondarily liable hereon shall discharge or otherwise affect the liability of the Borrower or any such endorser or guarantor to the Lender.

None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the Borrower expressly referring hereto and setting forth the provision so excluded, modified or amended.

This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their heirs, successors and representatives, and shall inure to the benefit of the Lender and its successors, endorsees and assigns.

The liabilities of the Borrower and any endorser or guarantor of this Note are joint and several. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities to the Lender of the person from whom contribution is sought have been satisfied in full.

THIS NOTE IS DELIVERED TO THE LENDER AT ITS PRINCIPAL OFFICE IN BOSTON, MASSACHUSETTS, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT. THE BORROWER AND EACH ENDORSER AND GUARANTOR OF THIS NOTE SUBMIT TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND OF THE UNITED STATES DISTRICT COURTS SITUATED THEREIN FOR ALL PURPOSES WITH RESPECT TO THIS NOTE, ANY COLLATERAL GIVEN TO SECURE THEIR RESPECTIVE LIABILITIES TO THE LENDER, AND THEIR RESPECTIVE RELATIONSHIPS WITH THE LENDER.

THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY THE LENDER AGAINST THE BORROWER ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR RELATED TO THIS NOTE.

BORROWER:

WITNESS:	KRONOS INCORPORATED

Signed in my Presence:	By:	/s/ Paul Lacy
	Title:	President

/s/ Mark Julien
Title: Treasurer and Chief Financial Officer of Kronos Incorporated